Exhibit 10.7

Opes Acquisition Corp.

c/o Axis Capital Management

Park Plaza Torre I

Javier Barros Sierra 540, Of. 103

Col. Santa Fe

01210 México City, México

_______________, 2018

Axis Management S.A. de C.V.

Park Plaza Torre I

Javier Barros Sierra 540, Of. 103

Col. Santa Fe

01210 México City, México

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Opes Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Axis Management S.A. de C.V. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at Park Plaza Torre I, Javier Barros Sierra 540, Of. 103, Col. Santa Fe, 01210 México City, México (or any successor location). In exchange therefor, the Company shall pay Axis Management S.A. de C.V. the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Axis Management S.A. de C.V. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in the trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

OPES ACQUISITION CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

Axis Management S.A. de C.V.

By:
Name:
Title: